Exhibit (5)(bb)

Administrative Services Agreement

Between College Retirement Equities Fund and

Teachers Insurance and Annuity Association of America

SCHEDULE C

2019 Reimbursement Rates

For the period May 1, 2019 through April 30, 2020

For the services rendered and expenses incurred in connection with the Administrative Services, as provided in the Agreement, the annual expense deduction amounts for each Class of each CREF Account (as a percentage of average net assets) will be as follows:

Stock Account:	Class R1: 0.320%
Class R2: 0.175%
Class R3: 0.145%

Global Equities Account:	Class R1: 0.320%
Class R2: 0.175%
Class R3: 0.145%

Growth Account:	Class R1: 0.320%
Class R2: 0.175%
Class R3: 0.145%

Equity Index Account:	Class R1: 0.320%
Class R2: 0.175%
Class R3: 0.145%

Bond Market Account:	Class R1: 0.320%
Class R2: 0.175%
Class R3: 0.145%

Inflation-Linked Bond Account:	Class R1: 0.320%
Class R2: 0.175%
Class R3: 0.145%

Social Choice Account:	Class R1: 0.320%
Class R2: 0.175%
Class R3: 0.145%

Money Market Account:	Class R1: 0.320%
Class R2: 0.175%
Class R3: 0.145%

Date: Effective May 1, 2019 in accordance with prior approval by the CREF Board on March 28, 2019.